UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

PLUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34375 (Commission File Number)	33-0827593 (IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756 (Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Plus Therapeutics, Inc. (the “Company”) was held on June 16, 2020 (the “Annual Meeting”).  Five proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and approved by the Company’s stockholders at the Annual Meeting.  The proposals and the results of the stockholder votes are as follows.

1.  Proposal to elect six directors to serve until the 2021 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Howard Clowes	806,770	220,454	1,709,764
An van Es-Johansson	812,800	214,424	1,709,764
Richard J. Hawkins	796,549	230,675	1,709,764
Marc H. Hedrick, M.D.	816,777	210,447	1,709,764
Robert Lenk	815,770	211,454	1,709,764
Greg Petersen	816,153	211,071	1,709,764

2.  Proposal to ratify the appointment of BDO USA, LLP as independent auditors for the 2020 fiscal year:

For	Withheld	Abstain
2,343,401	390,044	3,543

3.  Proposal to approve the issuance of shares of common stock to Lincoln Park pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d):

For	Withheld	Abstain
731,302	275,457	20,465

4.  Proposal to approve the Company’s 2020 Equity Incentive Plan:

For	Withheld	Abstain
670,298	344,811	12,115

5.  Proposal to provide a non-binding advisory vote on the compensation of our named executive officers:

For	Withheld	Abstain
628,260	374,133	24,831

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Plus Therapeutics, Inc., 2020 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 17, 2020PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer